UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2015

Constant Contact, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001- 33707	04-3285398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 472-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 30, 2015, Constant Contact, Inc., a Delaware corporation (“Constant Contact”), Endurance International Group Holdings, Inc., a Delaware corporation (“Endurance”), and Paintbrush Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Endurance (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into Constant Contact (the “Merger”), with Constant Contact surviving the Merger as a wholly owned subsidiary of Endurance. The Merger Agreement was unanimously approved by Constant Contact’s Board of Directors (the “Board”), acting upon the unanimous recommendation of a special committee composed of independent members of the Board.

Pursuant to the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of Constant Contact outstanding immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive $32.00 in cash, without interest (the “Merger Consideration”), excluding any shares owned by Constant Contact, Endurance or Merger Sub or any of their respective wholly owned subsidiaries (which will be cancelled) and any shares with respect to which appraisal rights have been properly exercised.

Immediately prior to the Effective Time, each unvested option to purchase Constant Contact’s common stock (a “Constant Contact Option”) held by an individual who holds, in total, 1,000 or fewer Constant Contact Options and/or restricted stock units (“Constant Contact RSUs”) of Constant Contact (a “Small Holder”) will vest in full. For individuals who are not Small Holders, other than executives within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (a “Non-Executive Holder”), 25% of their unvested Constant Contact Options that were granted prior to November 2, 2015 will vest immediately prior to the Effective Time. All vested Constant Contact Options where the exercise price is less than the Merger Consideration (an “In-the-Money Option”) will then be cancelled and converted into the right to receive for each vested In-the-Money Option an amount equal to the Merger Consideration minus the exercise price of the vested In-the-Money Option, subject to applicable withholding taxes. Constant Contact Options held by Small Holders where the exercise price is equal to or greater than the Merger Consideration (an “Out-of-the-Money Option”) will be terminated and no payment will be made. All other Out-of-the-Money Options and all unvested Constant Contact Options will be assumed by Endurance and converted into options to purchase common stock of Endurance using a customary exchange ratio.

Immediately prior to the Effective Time, each unvested Constant Contact RSU held by a Small Holder will vest in full. In addition, 25% of the unvested Constant Contact RSUs that vest solely based on the holder’s continued employment with Constant Contact held by Non-Executive Holders (subject to certain exceptions for recently awarded Constant Contact RSU grants) will vest. Each unvested Constant Contact RSU that vests based on the achievement of total shareholder return performance goals will continue to vest in accordance with the terms of its applicable award agreement, and each unvested Constant Contact RSU that vests based on the achievement of revenue or other performance metrics will vest 100% at the target level on the last day of the original measurement period in the applicable award agreement, subject to the holder’s continued employment through the last day of such measurement period, or earlier upon certain terminations of employment. Vested Constant Contact RSUs will be cancelled in exchange for the right to receive cash equal to the Merger Consideration, subject to applicable withholding taxes, and unvested Constant Contact RSUs will be assumed by Endurance and converted into restricted stock units in respect of Endurance’s common stock, using a customary exchange ratio.

The closing of the Merger is subject to the adoption of the Merger Agreement by the affirmative vote of holders of a majority of the outstanding shares of Constant Contact common stock (the “Constant Contact Stockholder Approval”). The obligations of the parties to consummate the Merger are also subject to the satisfaction (or waiver, if applicable) of various customary conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any governmental order prohibiting the Merger, (iii) the accuracy of the representations and warranties of the other party contained in the Merger Agreement (subject to certain materiality qualifications), and (iv) the other party’s compliance with or performance of the covenants and agreements in the Merger Agreement in all material respects. In addition, Endurance’s obligation to consummate the merger is subject to the absence of a material adverse effect (as defined in the Merger Agreement) on Constant Contact. Endurance’s obligation to consummate the Merger is not subject to receipt of the proceeds of the contemplated financing for the transaction.

Endurance has obtained debt financing commitments for up to $1.085 billion in the aggregate from Credit Suisse AG and an affiliate thereof and an affiliate of Goldman, Sachs & Co., for the purpose of financing the Merger and related expenses. In addition to the above conditions to closing, Endurance is not required to consummate the Merger until after completion of a marketing period related to its debt financing. The marketing period will not begin until Endurance receives certain specified financial information from Constant Contact and certain conditions to closing of the Merger have been satisfied. The obligations of the lenders under Endurance’s debt financing commitments are subject to a number of customary conditions and certain conditions under Endurance’s existing credit facility. Endurance’s debt financing commitments will terminate upon the earlier of (i) the termination of the Merger Agreement prior to the consummation of the Merger, (ii) the consummation of the Merger without funding of the commitments, and (iii) April 4, 2016.

Constant Contact has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (1) to conduct its business in all material respects in the ordinary course consistent with past practices during the period between the execution of the Merger Agreement and the closing of the Merger, (2) not to engage in specified types of transactions or take certain actions during this period unless consented to in writing by Endurance, (3) to convene and hold a meeting of its stockholders for the purpose of obtaining voting upon the adoption of the Merger Agreement, and (4) subject to certain exceptions, not to withdraw (or qualify or modify in a manner adverse to Endurance) the recommendation of the Board that Constant Contact’s stockholders adopt the Merger Agreement.

Endurance also has agreed to various covenants in the Merger Agreement, including, among others, covenants (1) to take actions that may be necessary in order to obtain antitrust approval of the Merger, subject to certain exceptions, and (2) to use reasonable best efforts to obtain the debt financing contemplated by the debt commitment letter executed in connection with the Merger Agreement, or such alternative financing as permitted by the Merger Agreement.

Pursuant and subject to the terms of a “go-shop” provision contained in the Merger Agreement, Constant Contact and its representatives are permitted to solicit and initiate contact with, provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding potential alternative transactions to the Merger until 11:59 p.m. (New York time) on November 21, 2015 (the “Go-Shop Period”).

If Constant Contact receives a written Acquisition Proposal (as defined in the Merger Agreement) for such an alternative transaction during the Go-Shop Period that the Board determines in good faith, after consultation with its outside legal and financial advisors, is or could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement), Constant Contact may continue to negotiate with the party that made such proposal (an “Excluded Party”) until the time the Constant Contact Stockholder Approval is obtained or the time when the party is no longer an Excluded Party (as determined according to the Merger Agreement). Once the Go-Shop Period has ended, Constant Contact and its representatives will be subject to customary “no-shop” provisions prohibiting Constant Contact from, among other things, soliciting alternative Acquisition Proposals from, and engaging in negotiations with, third parties regarding alternative proposals (other than any third party that continues to be an Excluded Party). The “no-shop” provision, however, allows Constant Contact, under certain circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties, with respect to any alternative Acquisition Proposal that the Board determines in good faith, after consultation with its outside legal and financial advisors, is, or could reasonably be expected to result in, a Superior Proposal (as defined in the Merger Agreement). In addition, the Board may in certain circumstances (as specified in the Merger Agreement), and after giving Endurance an opportunity to negotiate new terms to the Merger Agreement (as specified in the Merger Agreement), change its recommendation to Constant Contact stockholders regarding the Merger or terminate the Merger Agreement in order to execute a definitive agreement with respect to a Superior Proposal, if the Board determines in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with the Board’s fiduciary duties under applicable law and certain other specified conditions are met.

The Merger Agreement contains specified termination rights for both Constant Contact and Endurance, including a mutual termination right if the Merger is not consummated on or before March 31, 2016. If the Merger Agreement is terminated under certain specified circumstances, including in connection with Constant Contact’s entry into a definitive agreement for a Superior Proposal as permitted under the Merger Agreement, Constant Contact must pay Endurance a termination fee of $36,000,000 (the “Constant Contact Termination Fee”). Further, if the Merger Agreement is terminated under certain specified circumstances and, within 18 months after such termination, (i) the Board recommends an alternative Acquisition Proposal to Constant Contact stockholders and an alternative transaction is later consummated, (ii) or Constant Contact enters into a definitive agreement providing for an alternative Acquisition Proposal that is later consummated, or (iii) Constant Contact consummates the transactions contemplated by an alternative Acquisition Proposal, then Constant Contact must pay Endurance the Constant Contact Termination Fee.

If the Merger Agreement is terminated by Constant Contact under certain specified circumstances as a result of a breach of the Merger Agreement by Endurance, Endurance will be required to pay to Constant Contact a termination fee of $72,000,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The Merger Agreement has been attached as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about Constant Contact or Endurance or any of their respective subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, were made only for purposes of the Merger Agreement, and are qualified by information in a confidential disclosure schedule provided by Constant Contact to Endurance in connection with the signing of the Merger Agreement. This confidential disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between Constant Contact and Endurance rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as a characterization of the actual state of facts about Constant Contact or Endurance or any of their respective subsidiaries.

Voting Agreement

Concurrently with the execution of the Merger Agreement, the directors and executive officers of Constant Contact, in their capacities as holders of shares or other equity interests of Constant Contact, entered into a Voting Agreement with Endurance (the “Voting Agreement”) pursuant to which they agreed, among other things, to (i) vote their shares of Constant Contact’s common stock for the approval of the Merger Agreement and against any alternative proposal, and (ii) comply with certain restrictions on the disposition of their shares, subject to the terms and conditions contained in the Voting Agreement. Each stockholder party to the Voting Agreement has granted an irrevocable proxy in favor of Endurance to vote his or her shares or other equity interests as required. The Voting Agreement will terminate upon the earlier of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, or (c) upon the material modification, waiver or amendment of any provision that reduces the amount, changes the form or otherwise adversely affects in any material respect the consideration payable to the stockholder party to the Voting Agreement (unless the stockholder consents to such modification, waiver or amendment). The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, a copy of which is filed as Exhibit 99.1 hereto and is hereby incorporated into this report by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 30, 2015, the Board determined that it was in the best interest of Constant Contact and its stockholders to amend Constant Contact’s Second Amended and Restated By-Laws (the “By-Laws”), and by resolution, the Board unanimously authorized, approved and adopted an amendment to the By-Laws (the “By-Laws Amendment”). The By-Laws Amendment became effective on October 30, 2015.

The By-Laws Amendment provides that unless Constant Contact consents in writing to an alternative forum, the sole and exclusive forum for (i) any derivative proceeding brought on behalf of Constant Contact, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, other employee or stockholder of Constant Contact to Constant Contact or to Constant Contact’s stockholders, (iii) any action asserting a claim pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”), Constant Contact’s Certificate of Incorporation or By-Laws (as either may be amended from time to time), or an action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware (the “Chancery Court”), or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be the Chancery Court (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware).

The above description of the By-Laws Amendment is a summary and is qualified in its entirety by reference to the full text of the By-Laws Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01	Other Events.

On November 2, 2015, Constant Contact and Endurance issued a press release announcing the transaction described in Item 1.01 above. A copy of the press release is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving Constant Contact and Endurance. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed merger between Constant Contact and Endurance. Constant Contact expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed merger. The definitive proxy statement will be sent or given to the stockholders of Constant Contact and will contain important information about the proposed transaction and related matters. INVESTORS OF CONSTANT CONTACT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CONSTANT CONTACT, ENDURANCE AND THE PROPOSED MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Constant Contact with the SEC at the SEC’s website at www.sec.gov, at Constant Contact’s website at www.constantcontact.com or by sending a written request to Constant Contact at 1601 Trapelo Road, Waltham, Massachusetts 02451, Attention: Investor Relations Department.

Participants in the Solicitation

Constant Contact, Endurance, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from Constant Contact’s stockholders in connection with the proposed merger. Information regarding Constant Contact’s and Endurance’s directors and executive officers is set forth in their respective definitive proxy statements for their respective 2015 Annual Meetings of Stockholders and their respective most recent annual reports on Form 10-K. Information regarding other persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Constant Contact’s stockholders in connection with the proposed merger will be set forth in Constant Contact’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and Constant Contact’s and Endurance’s respective directors and executive officers and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the transaction and the ability to consummate the transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and Constant Contact undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: uncertainties as to the timing of the contemplated transaction; uncertainties as to the approval of Constant Contact stockholders required in connection with the contemplated transaction; the possibility that a competing proposal will be made; the possibility that Endurance may not receive the anticipated financing or financing on the terms expected;

the possibility that the closing conditions to the contemplated transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; the possibility that the business of Constant Contact may suffer as a result of uncertainty surrounding the transaction or that Constant Contact may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; the risk that stockholder litigation or other legal proceedings in connection with the contemplated transaction may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; the possibility of the transaction involving unexpected costs, liabilities or delays; and other risks and uncertainties discussed in Constant Contact’s filings with the SEC, including the “Risk Factors” sections of Constant Contact’s most recent Quarterly Report on Form 10-Q for the period ended June 30, 2015 and most recent Annual Report on Form 10-K for the year ended December 31, 2014. If the transaction is consummated, Constant Contact’s stockholders will cease to have any equity interest in Constant Contact and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of Constant Contact are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 30, 2015, by and among Constant Contact, Inc., Endurance International Group Holdings, Inc., and Paintbrush Acquisition Corporation*

3.1	Amendment No. 1 to Second Amended and Restated By-Laws of Constant Contact, Inc., effective October 30, 2015

99.1	Voting Agreement, dated October 30, 2015, by and between Endurance International Group Holdings, Inc. and certain holders of shares and other equity interests of Constant Contact, Inc.

99.2	Press Release of Constant Contact, Inc. and Endurance International Group Holdings, Inc. dated November 2, 2015

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Constant Contact agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.

Date: November 2, 2015	By:	/s/ Robert P. Nault
Robert P. Nault
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 30, 2015, by and among Constant Contact, Inc., Endurance International Group Holdings, Inc., and Paintbrush Acquisition Corporation*

3.1	Amendment No. 1 to Second Amended and Restated By-Laws of Constant Contact, Inc., effective October 30, 2015

99.1	Voting Agreement, dated October 30, 2015, by and between Endurance International Group Holdings, Inc. and certain holders of shares and other equity interests of Constant Contact, Inc.

99.2	Press Release of Constant Contact, Inc. and Endurance International Group Holdings, Inc. dated November 2, 2015

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Constant Contact agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.